FIFTH AMENDMENT TO
SECOND AMENDED AND RESTATED RECEIVABLES SALE AGREEMENT

        THIS FIFTH AMENDMENT (the “Amendment”), dated as of September 23, 2004, is entered into among ArvinMeritor Receivables Corporation, a Delaware corporation (the “Seller”), ArvinMeritor, Inc., an Indiana corporation (the “Initial Collection Agent,” and, together with any successor thereto, the “Collection Agent”), the Related Committed Purchasers party hereto (the “Related Committed Purchasers”), Calyon, acting through its New York Branch, as agent for the Purchasers (the “Agent”) and as a Purchaser Agent, Bayerische Landesbank, New York Branch (“BayernLB”), as a Purchaser Agent and ABN AMRO Bank N.V. (“ABN AMRO”), as a Purchaser Agent.

        Reference is hereby made to that certain Second Amended and Restated Receivables Sale Agreement, dated as of September 26, 2002 (as amended, supplemented or otherwise modified through the date hereof, the “Sale Agreement”), among the Seller, the Initial Collection Agent, the Conduit Purchasers from time to time party thereto, the Agent, BayernLB, ABN AMRO and the other Purchaser Agents from time to time party thereto and the Related Committed Purchasers from time to time party thereto. Terms used herein and not otherwise defined herein which are defined in the Sale Agreement or the other Transaction Documents (as defined in the Sale Agreement) shall have the same meaning herein as defined therein.

        For good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

        Section 1.      Upon execution by the parties hereto in the space provided for that purpose below, the Sale Agreement shall be, and it hereby is, amended as follows:

(a) Schedule I to the Sale Agreement shall be amended by adding the following definition of “Capital” in its appropriate alphabetical order to read as follows:

“Capital” means, at any time the same is to be determined, an amount equal to a fraction (x) the numerator of which is equal to (i) the Eligible Receivables Balance as of the end of the most recently completed calendar month minus the sum of (A) the Loss Reserve for such calendar month and (B) the Servicer Reserve for such calendar month and (y) the denominator of which is equal to the sum of (i) 1.00, (ii) the Dilution Reserve Percentage as of the end of such calendar month (expressed as a decimal) and (iii) the Discount Reserve Percentage as of the end of such calendar month (expressed as a decimal).

(b) Schedule I to the Sale Agreement shall be amended by adding the following definition of “Calyon” in its appropriate alphabetical order to read as follows:

“Calyon” means Calyon, acting through its New York Branch, as successor to Credit Lyonnais.

(c) The defined term “Credit Agreement” appearing in Schedule I to the Sale Agreement is hereby amended in its entirety and as so amended shall read as follows:

“Credit Agreement” means that certain Credit Agreement dated as of July 6, 2004, among the Parent, certain subsidiary borrowers from time to time party thereto, the lenders from time to time party thereto, Bank One, NA (Main Office Chicago), as administrative agent, JPMorgan Chase Bank and Citicorp North America, Inc., as syndication agents and ABN AMRO Bank N.V., BNP Paribas and UBS Securities LLC, as documentation agents, as amended from time to time in accordance with its terms.

    (d)        The defined term “Credit Lyonnais” appearing in Schedule I to the Sale Agreement is hereby deleted in its entirety and all references to Credit Lyonnais appearing in the Sale Agreement shall be deleted and replaced with “Calyon.”

(e) The defined term “Dilution Reserve” appearing in Schedule I to the Sale Agreement shall be amended in its entirety and as so amended shall read as follows:

“Dilution Reserve” means, at any time the same is to be determined, the product of (i) the Dilution Reserve Percentage as of the end of the most recently completed calendar month multiplied by (ii) Capital as of the end of such calendar month.

    (f)        The defined term “Dilution Reserve Percentage” appearing in Schedule I to the Sale Agreement shall be amended by deleting the reference to “2.25%” appearing in clause (x) thereof and inserting in its place “2.5%.”

(g) The defined term “Discount Reserve” appearing in Schedule I to the Sale Agreement shall be amended in its entirety and as so amended shall read as follows:

“Discount Reserve” means, at any time the same is to be determined, an amount equal to the product of (i) the Discount Reserve Percentage as of the end of such calendar month multiplied by (ii) Capital as of the end of the most recently completed calendar month.

(h) Schedule I to the Sale Agreement shall be amended by adding thereto a new definition of “Discount Reserve Percentage” which reads as follows:

“Discount Reserve Percentage” means, at any time the same is to be determined, an amount (expressed as a percentage) equal to the sum of (a) the product of (i) 2.25, (ii) the Prime Rate in effect during the most recently completed calendar month and (iii) the Days Sales Outstanding for such calendar month, divided by 360 and (b) accrued and unpaid Discount for such calendar month (calculated based upon the Prime Rate in effect during such calendar month).

    (i)        The defined term “Loss Reserve Percentage” appearing in Schedule I to the Sale Agreement shall be amended by deleting the reference to “15.0%” appearing in clause (i) thereof and inserting in its place “20.0%.”

(j) The defined term “Scheduled Termination Date” appearing in Schedule I to the Sale Agreement shall be amended in its entirety and as so amended shall read as follows:

“Scheduled Termination Date” means September 22, 2005.

(k) The defined term “Servicer Reserve” appearing in Schedule I to the Sale Agreement shall be amended in its entirety and as so amended shall read as follows:

“Servicer Reserve” means, at any time the same is to be determined, an amount equal to the product of (i) the Servicer Reserve Percentage multiplied by (ii) the outstanding principal balance of all Receivables as of the end of the most recently completed calendar month.

(l) Schedule I to the Sale Agreement shall be amended by adding thereto a new definition of “Servicer Reserve Percentage” which reads as follows:

“Servicer Reserve Percentage” means, at any time the same is to be determined, the sum of (a) the product of (i) 2.25, (ii) 0.50% and (iii) the Days Sales Outstanding for the most recently completed calendar month, divided by 360 and (b) the accrued and unpaid Seller Servicing Fee or Outside Servicing Fee, as applicable, for such calendar month.

(m) The defined term “Special Limit” appearing in Schedule I to the Sale Agreement shall be amended in its entirety and as so amended shall read as follows:

“Special Limit” means an amount not to exceed the applicable percentage (as set forth in the table below based on the short-term unsecured debt rating of the applicable Special Obligor) of the aggregate outstanding principal balance of all Eligible Receivables for each Special Obligor; provided, that if there is a split rating by Moody’s and S&P, the Special Limit shall be determined by reference to the lower of the two ratings; provided, further, that if (i) the short-term unsecured debt of any Special Obligor (other than Navistar and Ford) is not rated by either S&P or Moody’s, the applicable Concentration Limit shall be 4.0%, (ii) the short-term unsecured debt of NaviStar is not rated by either S&P or Moody’s, the applicable Concentration Limit shall be 6.0%, and (iii) the short-term unsecured debt of Ford is not rated (a) by Moody’s but is rated by S&P, the applicable Concentration Limit shall be determined solely on the current rating by S&P and (b) by both S&P and Moody’s, the applicable Concentration Limit shall be 4%.

                           AUTOZONE     DAIMLER     FORD       GM      NAVISTAR
    S&P       MOODY'S
     A1         P1          20.00%       20.00%     20.00%    20.00%     20.00%
     A2         P2          12.50%       15.00%     15.00%    15.00%     10.00%
     A3         P3           6.67%        6.67%     10.00%     6.67%      7.00%
    <A3        <P3           4.00%        4.00%      4.00%     4.00%      6.00%
(n) The defined term “Special Obligors” appearing in Schedule I to the Sale Agreement shall be amended in its entirety and as so amended shall read as follows:

“Special Obligors” means Ford Motor Company (“Ford”) and its consolidated subsidiaries, General Motors Corporation and its consolidated subsidiaries, Daimler Chrysler Corporation and its consolidated subsidiaries, AutoZone, Inc. and its consolidated subsidiaries and NaviStar International Corporation (“NaviStar”) and its consolidated subsidiaries.

(o) Clause (h) of the defined term “Termination Event” appearing in Schedule I to the Sale Agreement is hereby amended in its entirety and as so amended shall read as follows:

    (h)        default shall occur under any indebtedness issued, assumed or guaranteed by the Seller, any Seller Entity or any Subsidiary aggregating in excess of $35,000,000, or under any indenture, agreement or other instrument under which the same may be issued, and such default shall continue for a period of time sufficient to permit the acceleration of the maturity of any such indebtedness (whether or not such maturity is in fact accelerated), or any such indebtedness shall not be paid when due (whether by demand, lapse of time, acceleration or otherwise).

        Section 2.        This Agreement shall become effective only once the Agent has received, in form and substance satisfactory to the Agent, all documents and certificates as the Agent may be reasonably request and all other matters incident to the execution hereof are satisfactory to the Agent.

        Section 3.        To induce the Agent and the Related Committed Purchasers to enter into this Amendment, the Seller and Collection Agent represent and warrant to the Agent and the Related Committed Purchasers that: (a) the representations and warranties contained in the Transaction Documents, are true and correct in all material respects as of the date hereof with the same effect as though made on the date hereof (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date); (b) no Potential Termination Event exists; (c) this Amendment has been duly authorized by all necessary corporate proceedings and duly executed and delivered by each of the Seller and the Collection Agent, and the Sale Agreement, as amended by this Amendment, and each of the other Transaction Documents are the legal, valid and binding obligations of the Seller and the Collection Agent, enforceable against the Seller and the Collection Agent in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors’ rights or by general principles of equity; and (d) no consent, approval, authorization, order, registration or qualification with any governmental authority is required for, and in the absence of which would adversely effect, the legal and valid execution and delivery or performance by the Seller or the Collection Agent of this Amendment or the performance by the Seller or the Collection Agent of the Sale Agreement, as amended by this Amendment, or any other Transaction Document to which they are a party.

        Section 4.        This Amendment may be executed in any number of counterparts and by the different parties on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Amendment.

        Section 5.        Except as specifically provided above, the Sale Agreement and the other Transaction Documents shall remain in full force and effect and are hereby ratified and confirmed in all respects. The execution, delivery, and effectiveness of this Amendment shall not operate as a waiver of any right, power, or remedy of any Agent or any Related Committed Purchaser under the Sale Agreement or any of the other Transaction Documents, nor constitute a waiver or modification of any provision of any of the other Transaction Documents. All defined terms used herein and not defined herein shall have the same meaning herein as in the Sale Agreement. The Seller agrees to pay all costs and expenses (including reasonable fees and expenses of counsel) of or incurred by the Agent and each Purchaser Agent in connection with the negotiation, preparation, execution and delivery of this Amendment.

        Section 6.        This Amendment and the rights and obligations of the parties hereunder shall be construed in accordance with and be governed by the law of the State of New York.

        IN WITNESS WHEREOF, the parties have caused this Amendment to be executed and delivered by their duly authorized officers as of the date first above written.

                                     CALYON NEW YORK BRANCH, as the Agent, as a
                                        Purchaser Agent and a Committed Purchaser

                                     By: /s/ David C Fink
                                        Name:  David C. Fink
                                        Title: Managing Director

                                     BAYERISCHE LANDESBANK, New York Branch, as a
                                        Purchaser Agent

                                     By: /s/ Alexander Kohnert
                                        Name:    Alexander Kohnert
                                        Title:   Senior Vice President

                                     By: /s/ Lori-Ann Wynter
                                        Name:    Lori-Ann Wynter
                                        Title:   Vice President

                                     BAYERISCHE LANDESBANK, Cayman Islands
                                         Branch, as a Committed Purchaser

                                     By: /s/ Norman McClave III
                                        Name:    Norman McClave III
                                        Title:   First Vice President

                                     By: /s/ Lori-Ann Wynter
                                        Name:    Lori-Ann Wynter
                                        Title:   Vice President

                                     ABN AMRO BANK N.V., as a Purchaser Agent
                                        and a Committed Purchaser

                                     By: /s/ Kevin G. Pilz
                                        Name:    Kevin G. Pilz
                                        Title:   Vice President

                                     By: /s/ Thomas J. Educate
                                        Name:  Thomas J. Educate
                                        Title: Senior Vice President

                                     ARVINMERITOR RECEIVABLES CORPORATION, as the
                                        Seller

                                     By: /s/ Brian P. Casey
                                        Name:  Brian P. Casey
                                        Title: President and Treasurer

                                     ARVINMERITOR, INC., as the Initial Collection
                                        Agent

                                     By: /s/ Brian P. Casey
                                        Name:  Brian P. Casey
                                        Title: President and Treasurer